UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2024

Alumis Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42143	86-1771129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 East Grand Avenue

South San Francisco, California 94080

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 231-6625

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALMS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 17, 2024, Alumis Inc. (the “Company”) closed the previously announced private placement of 2,500,000 shares of its voting common stock pursuant to the Company’s common stock purchase agreement dated June 27, 2024 (the “Stock Purchase Agreement”) for proceeds of $40,000,000 (the “Transaction”).

A summary of the terms of the Transaction and a copy of the Stock Purchase Agreement were included in the Current Report on Form 8-K filed by the Company on July 3, 2024, which is incorporated herein by reference by this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alumis Inc.

By:	/s/ Martin Babler
Martin Babler
President and Chief Executive Officer and Director

Dated: July 18, 2024